                                                    EXHIBIT 10.32


PF 27 (2/79) Standard N.Y.B.T. U. Form 8041 Contract of Sale

CONSULT YOUR LAWYER BEFORE SIGNING THIS INSTRUMENT -THIS
INSTRUMENT SHOULD BE USED BY LAWYERS ONLY

NOTE:  FIRE LOSSES.   This form of contract contains no express
provision as to risk of loss by fire or other casualty before delivery of the deed. Unless express provision is made, the provisions of Section 5-1311 of the General Obligations Law will apply. This section also places risk of loss upon purchaser if title or possession is transferred prior to closing.

THIS AGREEMENT, made the 17th day of December, 1996 between LAKE
GROVE ASSOCIATES CORP., a New York corporation, having an office at 107 Northern Boulevard, Suite 200, Great Neck, New York 11021,

hereinafter described as the seller, and HOME PROPERTIES OF NEW
YORK, L.P., a New York limited partnership, having an office at 850 Clinton Square, Rochester, New York 14604,

hereinafter described as the purchaser,

WITNESSETH, that the seller agrees to sell and convey, and the purchaser agrees to purchase, all those certain plots, pieces or parcels of land, with the buildings and improvements thereon erected, situate, lying and being as described in Schedule A annexed hereto and made a part hereof,

1. This sale includes all right, title and interest, if any, of the seller in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining said premises, to the center line thereof, and all right, title and interest of the seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to said premises by reason of change of grade of any street; and the seller will execute and deliver to the purchaser, on closing of title, or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award.

2.   [Intentionally Omitted]

3.   [Intentionally Omitted]

4.   [Intentionally Omitted]

5.   [Intentionally Omitted]

6.   Said premises are sold and are to be conveyed subject to:

     a. Zoning regulations and ordinances of the city, town or village in which the premises lie which are not violated by existing structures.

     b. Consents by the seller or any former owner of premises for the erection of any structure or structures on, under or above any street or streets on which said premises may abut.

     c. Encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway.

7.   [Intentionally Omitted]

8.   [Intentionally Omitted]

9.   [Intentionally Omitted]

10.  The following are to be apportioned:

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     a.   Rents as and when collected.

     b.   [Intentionally Omitted]

     c.   [Intentionally Omitted\

     d. Taxes and sewer rents, if any, on the basis of the fiscal year for which assessed.

     e.   Water charges on the basis of the calendar year.

     f.   Fuel, if any.

11. If the closing of the title shall occur before the tax rate is fixed, the apportionment of taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation.

12. If there be a water meter on the premises, the seller shall furnish a reading to a date not more than thirty days prior to the time herein set for closing title, and the unfixed meter charge and the unfixed sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

13. The deed shall be the usual bargain and sale deed (without covenant against grantor's acts) (the "Deed") in proper statutory short form for record and shall be duly executed and acknowledged so as to convey to the purchaser the fee simple of the said premises, free of all encumbrances, except as herein stated, and shall contain the covenant required by subdivision 5 of Section 13 of the Lien Law.

     If the Seller is a corporation, it will deliver to the purchaser at the time of the delivery of the deed hereunder a resolution of its Board of Directors authorizing the sale and delivery of the Deed, and a certificate by the Secretary or Assistant Secretary of the corporation certifying such resolution and setting forth facts showing that the conveyance is in conformity with the requirements of Section 909 of the Business Corporation Law. The Deed in such case shall contain a recital sufficient to establish compliance with said section.

14. At the closing of the title, the seller shall deliver to the purchaser a certified check to the order of the recording officer of the county in which the deed is to be recorded for the amount of the documentary stamps to be affixed thereto in accordance with Article 31 of the Tax Law, and a certified check to the order of the appropriate officer for any other tax payable by reason of the delivery of the deed, and a return, if any be required, duly signed and sworn to by the seller; and the purchaser also agrees to sign and swear to the return and to cause the check and the return to be delivered to the appropriate officers promptly after the closing of title.

15.  [Intentionally Omitted]

16. The seller shall give and the purchaser shall accept a title such as any reputable title company, a Member of the New York Board of Title Underwriters, will approve and insure in accordance with the standard form of title policy approved by the New York State Insurance Department, subject only to the matters which Purchaser has agreed to accept title pursuant to in this Contract.

17. All sums paid on account of this contract, and the reasonable expenses of the examination of title to said premises and of the survey, if any, made in connection therewith are hereby made liens on said premises, but such liens shall not continue after default by the purchaser under this contract.

18.  [Intentionally Omitted]

19. The amount of any unpaid taxes, assessments, water charges and sewer rents which the seller is obligated to pay and discharge, with the interest and penalties thereon to a date not less than two business days after the date of closing title, may at the option of the seller be allowed to the purchaser out of the balance of the purchase price, provided

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     official bills therefor with interest and penalties thereon figured to said date are furnished by the seller at the closing.

20. If at the date of closing there may be any other liens or encumbrances which the seller is obligated to pay and discharge, the seller may use any portion of the balance of the purchase price to satisfy the same, provided the seller shall simultaneously either deliver to the purchase at the closing of title instruments in recordable form and sufficient to satisfy such liens and encumbrances of record together with the cost of recording or filing said instruments; or, provided that the seller has made arrangements with the title company employed by the purchaser in advance of closing, seller will deposit with said company sufficient monies, acceptable to and required by it to insure obtaining and the recording of such satisfactions and the issuance of title insurance to the purchaser either free of any such liens and encumbrances, or with insurance against enforcement of same out of the insured premises. The purchaser, if request is made within a reasonable time prior to the date of closing of title, agrees to provide at the closing separate certified checks as requested, aggregating the amount of the balance of the purchase price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such taxes or other liens and encumbrances shall not be deemed objections to title if the seller shall comply with the foregoing requirements.

21. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of the seller, the seller will on request deliver to the purchaser an affidavit showing that such judgments, bankruptcies or other returns are not against the seller.

22.  [Intentionally Omitted]

23.  [Intentionally Omitted]

24.  [Intentionally Omitted]

25.  [Intentionally Omitted]

26. This agreement may not be changed or terminated orally. The stipulations aforesaid are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties.

27. If two or more persons constitute either the seller or the purchaser, the word "seller" or the word "purchaser" shall be construed as if it read "sellers" or purchasers" wherever the sense of this agreement so requires.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.
SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.


                         LAKE GROVE ASSOCIATES CORP.

                    By:  ____________________________

                    Name:     ____________________________

                         HOME PROPERTIES OF NEW YORK, L.P.
                    By:  Home Properties of New York, Inc.
                         General Partner

                    By:  _________________________________

                    Name: _________________________________

                    Title:    __________________________________


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                         ESCROW AGENT:


                         __________________________________



STATE OF NEW YORK)
COUNTY OF MONROE) ss:

On the 13th day of December, 1996, before me personally came Norman Leenhouts, to me know, who, being by me duly sworn, did depose and say that he resides at No. 1206 Fairway 18, Macedon, New York 14502; that he is the Chairman of Home Properties of New York, Inc., general partner of Home Properties of New York, L.P., the partnership described in and which executed the foregoing instrument; that he signed his name by order of the Board of Directors or said corporation.

                              _____________________________
                                   Notary Public

STATE OF NEW YORK)
COUNTY OF MONROE) ss:

On the ____ day of December, 1996, before me personally came Norman Leenhouts, to me know, who, being by me duly sworn, did depose and say that he resides at No. 1206 Fairway 18, Macedon, New York 14502; that he is the Chairman of Home Properties of New York, Inc., general partner of Home Properties of New York, L.P., the partnership described in and which executed the foregoing instrument; that he signed his name by order of the Board of Directors or said corporation.

                              _____________________________
                                   Notary Public

CONTRACT OF SALE

LAKE GROVE ASSOCIATES

                  TO

HOME PROPERTIES OF NEW YORK, L.P.


PREMISES

Section 016.00

Block       03.00

Lot     011.00 and 012.000

County of Town:  Suffolk


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Return by Mail to:

Miles A. Epps
Attorney at Law
107 Northern Boulevard
Suite 200
Great Neck, New York  11021

 THE OBSERVANCE OF THE FOLLOWING SUGGESTIONS WILL SAVE TIME AND
              TROUBLE AT THE CLOSING OF THIS TITLE


The Seller should bring with him all insurance policies and duplicates, receipted bills for taxes, assessments and water rates, and any leases, deeds or agreements affecting the property.

When there is a water meter on the premises, he should order it read, and bring bills therefor to the closing.

If there are mortgages on the property, he should promptly arrange to obtain the evidence required under Paragraph 5 of this contract.

He should furnish to the purchaser a full list of tenants, giving the names, rent paid by each, and date to which the rent has been paid.

The Purchaser should be prepared with cash or certified check drawn to the order of the seller. The check may be certified for an approximate amount and cash may be provided for the balance of the settlement.


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 RIDER attached to and forming part of Contract of Sale between
 LAKE GROVE ASSOCIATES CORP., Seller, and HOME PROPERTIES OF NEW
 YORK, L.P., Purchaser

 Premises:  District 0208, Section 016.00, Block 03.00, Lots
 011.000 and 012.000, County of Suffolk, Town of Brookhaven, State of New York.



      28. The purchase price for the Premises is Nineteen Million Dollars and 00/100 Dollars ($19,000,000.00), payable by Purchaser as follows:

           (a) One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00) (the "Initial Payment"), by check of Purchaser, subject to collection, payable to the order of the Escrow Agent (as hereinafter defined), which shall be held by him in accordance with the provisions of Paragraph 42 hereof and, subject to the terms of this Contract, shall be applied on account of the purchase price at closing, receipt of which is hereby acknowledged; and

           (b) Seventeen Million One Hundred Thousand and no/100 Dollars ($17,100,000.00), representing the balance of the purchase price, at the closing, by certified or official bank or teller's check, drawn on a bank which is a member of the New York Clearing House, or by wire transfer of immediately available federal funds, payable to the order of Seller, or as Seller shall direct, or wired to Seller or as Seller shall direct, as the case may be.

      29. Purchaser covenants and agrees that prior to the closing of title hereunder, Purchaser shall in no event take possession of the Premises or any part thereof.

      30. (a) Promptly following the execution of this Contract, Purchaser shall, at its sole cost and expense, cause title to the Premises to be examined by any reputable title insurance company (the "Title Company"), and shall direct the Title Company to deliver a copy of its title report (the "Title Report") to Seller or Seller's attorney simultaneously with the delivery of the same to Purchaser. Purchaser agrees that, within fifteen (15) days after it receives the Title Report but in no event later than thirty (30) days prior to the date of closing of title hereunder, Purchaser will furnish to Seller notice of any exceptions to title to the Premises set forth in the Title Report or otherwise known to Purchaser which are not exceptions subject to which Purchaser has agreed to take title pursuant to this Contract.
 The failure of Purchaser to give such notice to Seller setting forth all such claimed title defects within the time period hereinbefore provided shall constitute a waiver by Purchaser of all title defects not included in such notice which are set forth in such Title Report or otherwise known to Purchaser; provided, however, that delivery of the Title Report by the Title Company to Seller's attorney by the day specified in the preceding sentence shall be deemed to be such notice by Purchaser with respect to all matters set forth in the Title Report which are not exceptions subject to which Purchaser has agreed to take title pursuant to this Contract. If, after giving such notice to Seller, Purchaser learns through continuation reports or otherwise, of any title defects which are not exceptions subject to which Purchaser has agreed to accept title pursuant to this Contract, Purchaser shall give notice thereof to Seller promptly after the date Purchaser learns thereof (a copy of such continuation report being deemed such notice for purposes of this sentence), it being agreed that Purchaser's failure to give notice of any such title defects to Seller as aforesaid shall constitute a waiver thereof.

           (b) If, at the date of closing of title hereunder, Seller is unable to convey to Purchaser title to the Premises subject to and in accordance with the provisions of this Contract, Seller shall be entitled, upon notice delivered to Purchaser at or prior to such closing, to a reasonable adjournment or adjournments of such closing, for not exceeding ninety (90) days in the aggregate, to enable Seller to convey such title. If Seller does not so elect to adjourn such closing, or if at the adjourned date Seller is unable to convey title subject to and in accordance with the provisions of this Contract, either party may terminate this Contract by notice delivered on the date scheduled for such closing or the date to which such closing may have been so adjourned, in which event both parties hereto shall promptly direct the Escrow Agent to return the Deposit (as hereinafter defined) to Purchaser; Seller shall reimburse Purchaser for the net cost of

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 title examination
 actually incurred by Purchaser; and this Contract shall thereupon be deemed canceled, void and of no further effect, and neither party shall have any obligations of any nature to the other hereunder or by reason hereof, except that the provisions of Paragraph 37 hereof shall survive such termination. If Seller elects to adjourn the closing as hereinbefore provided, this Contract shall remain in effect for the period or periods of adjournment, in accordance with its terms. Nothing contained in this Paragraph or elsewhere in this Contract shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any defect in or objection to title or to fulfill any condition or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity; provided, however, that Seller shall nevertheless have the unqualified obligation to satisfy and discharge (i) all mortgages and (ii) all other liens and encumbrances in ascertainable amounts, provided such other liens and encumbrances may be discharged by payment or bonding and the aggregate amount thereof does not exceed One Hundred Thousand and no/100 Dollars ($100,000.00); and that the provisions of this sentence shall not apply to any defect in or objection to title willfully and intentionally created by Seller after the date of execution and delivery of this Contract in order to render title to the Premises unmarketable.

           (c) Notwithstanding any termination of this Contract by Seller pursuant to subparagraph (b) of this Paragraph, Purchaser may, within five (5) days following such termination, accept such title to the Premises as Seller can convey, without reduction of the purchase price or any credit or allowance on account thereof and without any claim against Seller; provided, however, that if, at the time of such termination, there are any liens and/or encumbrances which Seller is obligated to satisfy and discharge pursuant to the last sentence of such subparagraph, Seller shall either bond or satisfy and discharge such liens and/or encumbrances, or pay to Purchaser, as an adjustment at closing, the aggregate amount of such liens and encumbrances, but in no event shall the amount of such adjustment exceed One Hundred Thousand and no/100 Dollars ($100,000.00). The acceptance of a Deed to the Premises by Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on Seller's part to be performed under this Contract, except for those, if any, which this Contract specifically provides shall survive the closing of title hereunder. For convenience, Seller may omit from the Deed the recital of any or all of the "subject to" clauses herein contained and/or any other title exceptions, defects or objections which have been waived or consented to by Purchaser, but the same shall nevertheless survive delivery of the Deed.

           (d) If the Premises shall, at the time of closing of title, be subject to any liens, such as judgment liens or the lien of transfer, inheritance, estate, franchise, license or other similar taxes, or any encumbrances or other title exceptions (other than exceptions subject to which Purchaser has agreed to accept title pursuant to this Contract) which would be grounds for Purchaser to reject title hereunder, the same shall not be deemed an objection to title provided that, at the time of closing, either (a) Seller uses all or a portion of the balance of the purchase price to satisfy the same and delivers to Purchaser at the closing of title instruments in recordable form sufficient to satisfy and discharge of record such liens and encumbrances together with the cost of recording or filing such instruments, or (b) the Title Company will issue or bind itself to issue a policy which will insure Purchaser against collection thereof from or enforcement thereof against the Premises, such policy either to be at regular rates or any excess premium to be paid by Seller. If request is made within a reasonable time prior to the date of closing of title, Purchaser agrees to provide at the closing of title separate certified or official bank checks, as requested, aggregating not more than the amount to be paid by Purchaser to Seller at that date, to facilitate the satisfaction of any of such liens or other defects, and the existence of any thereof shall not be deemed defects in or objections to title if Seller shall comply with the foregoing requirements.

      31. Neither Purchaser's interest under this Contract nor any part thereof may be assigned by Purchaser or any successor-in-interest to Purchaser unless (a) Seller shall give its prior written consent to such assignment, (b) a duplicate original of the instrument of assignment, shall be delivered to Seller within five (5) days after the execution thereof but in any event at least fifteen (15) days prior to the date of closing of title hereunder, and (c) in and by such instrument of assignment, the assignee(s) shall assume and agree in writing, expressly for the benefit of Seller as well as the assignor, to perform or cause to be performed all obligations on the part of Purchaser under and in connection with this Contract. Any purported assignment not complying

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 with the foregoing shall be void.  No assignment shall
 relieve Purchaser from liability for the performance of the obligations undertaken by Purchaser under this Contract.

      32. (a) Subject to the provisions of this Contract, the closing of title hereunder will take place at the office of Miles
 A. Epps, Esq., 107 Northern Boulevard, Great Neck, New York 11021, at 10:00 a.m., on February 3, 1997 (the "Original Closing Date").

           (b) Purchaser shall have the right to one or more adjournments of the closing of title to a date not later than the fifteenth (15th) day (or, if such fifteenth (15th) day is a Saturday, Sunday or legal holiday, the next business day) following the Original Closing Date, provided that: (i) the closing of title shall take place at the same location and at the same time as specified in subparagraph (a) of this Paragraph on the date to which the closing shall be so adjourned; (ii) Purchaser shall give written notice of such adjournment to Seller at least three (3) business days prior to the Original Closing Date (or any later date to which Purchaser or Seller shall adjourn the closing); (iii) if Purchaser fails to give notice of such adjournment to Seller on or before the third (3rd) business day prior to the Original Closing Date (or such later date), Purchaser shall be deemed to have waived its rights to adjourn the closing; and (iv) time shall be of the essence with respect to Purchaser's obligations under this Contract as of (a) the Original Closing Date, if Purchaser fails to give such notice of adjournment to Seller on or before such third (3rd) business day, or (b) if Purchaser shall give such notice of adjournment to Seller on or before such third (3rd) business day, the date to which Purchaser shall have adjourned the date of closing in accordance with this Paragraph 32 (or any later date to which Seller shall adjourn the closing). If Purchaser shall adjourn the closing in accordance with this Paragraph 32, all apportionments will be computed as of the date to which Purchaser shall have so adjourned the closing, or as of any later date to which the closing shall have been adjourned by Seller.

           (c) Seller hereby grants to Purchaser and Purchaser's employees and agents, including any accountants, attorneys, surveyors or engineers who may be employed by Purchaser, the right, at Purchaser's sole cost and expense and subject to subparagraphs (c) and (d) of Paragraph 52 hereof, (i) to enter upon the Premises for the purposes of making such inspections, engineer's reports, surveys, maps, contour studies, test borings, environmental studies and other sub-surface soil tests, (ii) to review the books and records of the Premises, including but not limited to the Leases (as hereinafter defined) and the Service Contracts (as hereinafter defined) and (iii) to make such other investigations (the activities set forth in clauses (i), (ii) and (iii) of this sentence being hereinafter referred to collectively as the "Property Studies"), as may be reasonably necessary in order for Purchaser to determine whether Purchaser wishes to purchase the Premises. Seller will provide Purchaser with a reasonable opportunity to review any such books, records, Leases, Service Contracts or other documentation relating to the Premises promptly following a request therefor by Purchaser, and Purchaser agrees that any information with respect to the Premises or the operation thereof which Purchaser obtains as a result of the Property Studies will be kept strictly confidential and not disclosed to any third parties other than Purchaser's attorneys or other professional counselors.

           (d) If Purchaser, in its sole discretion, shall conclude from the Property Studies that Purchaser does not wish to purchase the Premises, Purchaser shall have the right to terminate this Contract by giving notice of such termination (the "Termination Notice") to Seller on or before the forty-fifth
 (45th) day next following the date of this Contract (the "Contingency Date"), time being of the essence with respect to the giving of the Termination Notice by Purchaser on or before the Contingency Date. Upon the giving of the Termination Notice on or before the Contingency Date, this Contract shall wholly cease and terminate, and neither party shall have any further obligation to the other by reason hereof, except that both parties shall promptly direct the Escrow Agent to deliver the Deposit to Purchaser. If Purchaser does not give Seller the Termination Notice on or before the Contingency Date, this Contract shall remain in full force and effect; Purchaser's obligations hereunder to purchase the Premises and pay the purchase price therefor in accordance with this Contract shall be and become unconditional as of the Contingency Date, except as otherwise expressly provided in this Contract; and Purchaser shall be deemed to have waived as of the Contingency Date any objections under this Contract with respect to the use to which the Premises may be put.

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

           (e) Purchaser, for itself, its agents, employees and contractors, hereby assumes all responsibility and risk in entering upon the Premises and performing the Property Studies, and Purchaser hereby agrees to indemnify and hold Seller harmless from and against any liability, expense, loss, cost or damage, including attorney's fees, arising out of or in connection with Purchaser's entry upon or use of the Premises prior to the closing of title for the purpose of making of the Property Studies.

           (f) Purchaser acknowledges and agrees that its obligations to indemnify Seller under the provisions of this Paragraph 32 shall survive the closing of title hereunder, and that, notwithstanding anything contained in this Paragraph 32 or the entry of Purchaser in the Premises for the purpose of making the Property Studies, Purchaser shall in no event be deemed a vendee in possession of the Premises.

           (g) Purchaser shall have the right to accelerate the closing of title to a date (an "Early Closing Date") earlier than the Original Closing Date, by giving notice of such acceleration to Seller not later than the fifteenth (15th) day before the Early Closing Date, in which event the Early Closing Date shall be deemed, for all purposes of this Contract, to be the Original Closing Date.

      33. This Contract may be executed in any number of counterparts, each of which may be signed by either of the parties and shall for all purposes be deemed to be an original, and all of which together shall constitute but one and the same agreement.

      34. The parties hereto agree that neither this Contract nor any memorandum or short form thereof shall be recorded or tendered for recording in any land record office relating to the Premises. Purchaser further agrees that the recording of this Contract or any memorandum or short form thereof, by or at the instance of Purchaser shall constitute, at Seller's election, a default by Purchaser hereunder. Upon Seller's giving notice of such default to Purchaser, this Contract shall terminate and be of no further force and effect, and the recording of such notice shall be deemed sufficient and adequate notice to third parties that this Contract is void and of no further force and effect.

      35. If any provisions of this Rider conflict with the printed provisions of this Contract, the provisions of this Rider shall control.

      36. All notices, demands, requests, consents or other communications ("Notices") which either party may give or be required to give to the other hereunder shall be in writing and shall be: (a) delivered by hand; or (b) sent by registered or certified mail, return receipt requested, postage prepaid; or (c) sent by reputable overnight courier service, such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation); in any event addressed to the parties at their respective addresses first above set forth. A copy of any Notice given by Purchaser to Seller prior to the date of closing of title hereunder shall simultaneously be given in the same manner to Seller's attorney, Miles A. Epps, Esq., 107 Northern Boulevard, Suite 200, Great Neck, New York 11021; and a copy of any Notice given by Seller to Purchaser prior to said date shall simultaneously be given in the same manner to Purchaser's attorney, Ann M. McCormick, Esq., 850 Clinton Square, Rochester, New York 14604. Notices given in the manner aforesaid shall be deemed to have been given (i) on the day so delivered by hand; or (ii) five (5) business days after the day mailed, if sent by registered or certified mail, return receipt requested; or (iii) the first (1st) business day after the date of deposit, if sent by reputable overnight courier service; or (iv) the date of transmission with confirmed answer back, if transmitted by facsimile. Either party may change its address for the receipt of Notices by giving Notice to the other party in any manner aforesaid.

      37. Each of Purchaser and Seller warrants and represents the other that it did not deal with any broker, finder or similar agent or party who or which might be entitled to a commission or compensation on account of introducing the parties, the negotiation or execution of this Contract and/or the closing of the transaction provided for herein other than Prime Sites Ltd., as broker, whose commission shall be paid by Purchaser pursuant to a separate agreement, and Magnum Realty Corp., as finder, whose fee shall be paid by Seller pursuant to a separate agreement. Purchaser agrees to indemnify and hold Seller harmless from and against all loss, liability, damage and expense
 (including, without limitation, reasonable attorneys' fees) imposed upon or incurred by Seller by reason of any claim for commissions or other compensation for bringing about this transaction by Prime Sites Ltd. or any other broker, finder (other than Magnum Realty Corp.) or similar agent or party who claims to have dealt with Purchaser in connection with this transaction; and Seller agrees to indemnify and hold Purchaser harmless from and against all loss, liability, damage and expense (including, without limitation, reasonable attorneys' fees) imposed upon or incurred by Purchaser by reason of any claim for commissions or other compensation for bringing about this transaction by Magnum Realty Corp. The provisions of this Paragraph 37 shall survive the closing of title hereunder or any termination of this Contract.

      38. Seller represents and warrants to Purchaser that Seller is not a "foreign person", as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"). Seller shall deliver to Purchaser at the closing or on such earlier date as may be required pursuant to the applicable regulations promulgated by the Internal Revenue Service ("IRS"), an affidavit of an officer of Seller, sworn to under penalties of perjury, setting forth the Seller's tax identification number, and stating that the Seller is not a "foreign person", as such term is defined in the Code. If required pursuant to applicable regulations promulgated under the Code, Purchaser may furnish a copy of the affidavit delivered by Seller to the IRS or other agency designated for receipt of such affidavit.

      39.  [Intentionally omitted]

      40. The submission of this Contract by Seller to Purchaser shall not be deemed an offer to sell. The obligations of the parties hereto shall not be binding until a fully executed original of this Contract, signed by both parties, has been delivered and the Deposit required hereunder has been delivered to the Escrow Agent.

      41. The parties hereto understand that the Premises are unique and that if Purchaser defaults in the performance of any of the terms of this Contract, Seller's damages would be uncertain and difficult to ascertain. Accordingly, if Purchaser defaults in the performance of any of the terms of this Contract, then Seller shall be entitled to retain the Deposit as liquidated damages for such default, and Seller and Purchaser shall be released and relieved from any further liability hereunder. The amount so retained by Seller shall in no event be considered a penalty.

      42. (a) The Initial Payment, together with any interest earned thereon (the "Deposit"), shall be paid to and held in escrow by Seller's attorney, MILES A. EPPS, Esq. (the "Escrow Agent"). Simultaneously with the closing of title, the Escrow Agent shall deliver the Deposit to Seller. Subject to the provisions of subparagraphs (c) and (d), if the Escrow Agent receives notice from Seller that Purchaser has defaulted in any way in its obligations under this Contract, the Escrow Agent shall deliver or mail the Deposit to Seller fifteen (15) days after delivering a copy of such notice to Purchaser; and, in the event that the Escrow Agent receives notice from Purchaser that Purchaser is entitled under the terms of this Contract to the return of the Deposit, the Escrow Agent shall deliver or mail the Deposit to Purchaser fifteen (15) days after delivering a copy of such notice to Seller.

          (b) Any Notice to the Escrow Agent shall be sufficient only if received by the Escrow Agent within the applicable time period set forth herein, if any. Notices to the Escrow Agent shall be delivered to him at 107 Northern Boulevard, Great Neck, New York 11021 in the manner specified in Paragraph 36 hereof.

          (c) Upon receipt of a demand for the Deposit made by Purchaser or Seller pursuant to paragraph (a) hereof and in accordance with paragraph (b) hereof, the Escrow Agent shall promptly deliver a copy thereof to the other party in the manner specified in Paragraph 36 hereof. The other party shall have the right to object to the delivery of the Deposit by delivery to and receipt by the Escrow Agent of notice of objection within twelve
 (12) days after the date of the Escrow Agent's delivery of such copy to the other party, but not thereafter. Such notice of objection may be signed by the attorney for Seller or Purchaser, as the case may be. Upon receipt of such notice of objection, the Escrow Agent shall promptly deliver a copy thereof to the party who made the demand in the manner specified in Paragraph 36 hereof.

          (d) In the event that (i) the Escrow Agent shall have received a notice of objection as provided for in subparagraph
 (c) hereof within the time therein prescribed, or (ii) any other disagreement or dispute shall arise between or among any of the parties hereto and/or any other persons resulting in adverse claims and demands being made for the Deposit, whether or not litigation has been instituted, then and in any such event, the Escrow Agent shall refuse to comply with any claims or demands on it and continue to hold the Deposit until the Escrow Agent has received either (A) a Notice signed by both Seller and Purchaser directing the delivery of the Deposit, or (B) a final order of a Court of competent jurisdiction, entered in a proceeding in which Seller and Purchaser are parties, directing the delivery of the Deposit, in either of which events, the Escrow Agent shall then deliver the Deposit in accordance with said direction. The Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims or demands until and unless it has received a direction of the nature described in (A) or (B) hereof. Upon delivery of the Deposit by the Escrow Agent, as provided in this subparagraph (d), the Escrow Agent shall be released of and from all liability hereunder except for any gross negligence or willful misconduct. Notwithstanding the foregoing provisions of this subparagraph
 (d), the Escrow Agent shall have the following rights in the circumstances described in (i) and (ii) above:

           (x) If the Escrow Agent shall have received a Notice signed by either Seller or Purchaser advising that a litigation between Seller and Purchaser over entitlement to the Deposit has been commenced, the Escrow Agent may, on notice to Seller and Purchaser, deposit the Deposit with the Clerk of the Court in which said litigation is pending after paying from the Deposit all court costs relating to such deposit;

           (y) The Escrow Agent may, on notice to Seller and Purchaser, take such affirmative steps as it may, at its option, elect in order to terminate its duties as the Escrow Agent, including, without limitation, the deposit of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party; and

           (z) Upon the taking by the Escrow Agent of either of the actions described in (x) or (y) above, the Escrow Agent shall be released of and from all liability hereunder except for any gross negligence or willful misconduct.

         (e) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of any cash, instruments, or any other property delivered to it hereunder, or for the value or collectibility of any check or other instrument so delivered, or for any representation made or obligations assumed by any other party to this agreement. Nothing contained herein shall be deemed to obligate the Escrow Agent to deliver any cash, instrument, or other property referred to herein unless the same shall have first been received by the Escrow Agent pursuant to this Contract. The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by him to be genuine and to assume that any person purporting to give any notice or instructions in accordance with the provisions hereof have been duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of his gross negligence or willful misconduct.

         (f) The Escrow Agent shall not be bound by any modification, cancellation or rescission of this Contract unless the same is in writing and signed by the other parties hereto and a copy thereof has been received by the Escrow Agent. In no event, however, shall any modification of this Contract which shall affect the rights or duties of the Escrow Agent be binding on the Escrow Agent unless the Escrow Agent shall have given his prior written consent. The Escrow Agent has executed this Contract solely to confirm that he is holding the Deposit in escrow pursuant to the provisions of this Paragraph and for no other purpose.

         (g) If there shall be any dispute between Seller and Purchaser with respect to the Deposit or any other matter arising out of this Contract, Purchaser agrees that the Escrow Agent may represent Seller notwithstanding that the Escrow Agent is simultaneously acting as escrow agent hereunder.

         (h) The Deposit shall be invested by the Escrow Agent in U.S. government securities, FDIC-insured certificates of deposit or an FDIC-insured interest-bearing money market or bank account, but the Escrow Agent shall not be liable for any reasonable delay in investing, reinvesting or distributing the Deposit or for any loss incurred by reason of any such investments. If the closing occurs, any interest earned or accrued on the Deposit shall be paid to Seller. If the closing does not occur, then all interest earned on the Deposit shall be paid to the party entitled to receive the Deposit.

         (i) Seller and Purchaser hereby agree jointly and severally to indemnify and hold the Escrow Agent harmless from any damage, cost, liability or expense (including, but not limited to, legal fees either paid to retained attorneys or representing the fair value of legal services rendered by the Escrow Agent) which the Escrow Agent may incur by reason of his acting hereunder, without prejudice to any right either party may have to recover from the other party for any such damage, cost, liability or expense; it being expressly acknowledged by the parties hereto that the foregoing indemnity shall apply to such legal fees and expenses incurred by the Escrow Agent in defending an action brought by either party hereto alleging misconduct or negligence by the Escrow Agent; unless there is a final determination by a court of law that the Escrow Agent was grossly negligent or engaged in intentional acts of misconduct.

      43. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Contract, which alone fully and completely expresses their understandings, and that the same is entered into after full investigation, neither party relying upon any express or implied statement, representation, warranty, guarantee, promise, "setups" or information not embodied in this Contract, made by the other, or by any real estate broker, agent, employee, servant or other person representing or purporting to represent Seller. Subject to the provisions of subparagraphs (c) and (d) of Paragraph 32 hereof, Purchaser represents that it has inspected, examined and investigated the Premises and the fixtures, equipment, machinery and personal property, if any, therein and is familiar with the physical condition thereof, that it has independently investigated, analyzed and appraised the value and profitability thereof, that it has reviewed all Leases, or has been given full opportunity to review all Leases, that it is thoroughly acquainted with all of the foregoing, that it agrees to accept the Premises and such fixtures, equipment, machinery and personal property "as is", in their condition as of the date hereof, subject to reasonable use, wear, tear and natural deterioration to and including the date of the closing, subject to the provisions of Paragraph 45 hereof, without any liability or responsibility on the part of Seller for any condition caused by tenants at the Premises after the date hereof. Seller has not made and does not make any representations as to the physical condition, expenses, income, operation, rent roll or any other matter or thing affecting or relating to the Premises, except as herein specifically set forth. Purchaser hereby expressly acknowledges that all representations and warranties which Seller has made, and upon which Purchaser relied in entering into this Contract, have been included in this Contract.

      Without limiting the generality of the foregoing, the Purchaser has not relied on any representations or warranties, and Seller has not made any representations or warranties, in either case express or implied, as to (i) the current or future real estate tax liability, assessment or valuation of the Premises; (ii) the potential qualification of the Premises for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated; (iii) the compliance of the Premises, in its current or any future state with applicable zoning ordinances and the ability to obtain a variance in respect to the Premises' non-compliance, if any, with said zoning ordinances; (iv) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Premises from any source, including but not limited to State, City or Federal government or any institutional lender; (v) the current or future use of the Premises, including but not limited to the use of the Premises, including but not limited to the use of the Premises for residential (including cooperative or condominium use) or commercial purposes; (vi) the presence or absence of any rules or notices of violations of law issued by any governmental authority; and (vii) the topography area, contour, soil conditions or any other aspects of the physical condition of the Premises. The Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate brokers' "set-ups" or information pertaining to the Premises, the uses to which the Premises may be put or the physical condition thereof furnished by any real estate broker, agent, employee, or other person, unless the same are specifically set forth herein.

      44. The Premises are also being sold and are to be conveyed subject to:

            (a) Any state of facts an accurate current survey or inspection of the Premises would show, provided the same does not materially impair the marketability of the Premises;

            (b)  Any covenants, restrictions, easements,
 agreements, consents or reservations of record, if any, not violated by the existing structures on the Premises or the current use thereof;

           (c) All current zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having or claiming jurisdiction with respect to the Premises or the use or improvement thereof and all zoning variances and special exceptions relating thereto, if any, not violated by the existing structures on the Premises or the current use thereof, and all future such zoning, building, environmental and other laws, ordinances, codes, restrictions, regulations, zoning variances and special exceptions;

           (d) Any and all violations of law, ordinances, orders or requirements noted of record by any municipal, state or other governmental authority having or claiming jurisdiction, which may affect the Premises on, before or after the date of this Contract, if any, whether or not noted on, before or after the date hereof;

           (e) Encroachments of stoops, areas, flagpoles, roof cornices, wheel guards, stone bases, leaders, gutters, window trims, vent pipes, signs, piers, lintels, window sills, fire escapes, ledges, fences, coping, ladders and retaining bulkhead or yard walls, if any, upon any street or highway or adjoining property and encroachments of such elements projecting from adjoining property over or upon the Premises, if any;

           (f) All rights, easements and agreements, whether or not of record, for the erection and/or maintenance of water, gas, steam, electric, telephone, sewer or other utility pipelines, poles, wires, conduits, cable boxes, holes, drains or other like facilities, fixtures, equipment and installations in, on, across or under the Premises, if any;

           (g) Possible lack or revocable nature of the right, if any, of the owner of the Premises to maintain or use any spaces, facilities or appurtenances outside the building lines, whether on, over or under the ground, including, without limitation, all vaults, vault lights, marquees, signs, coal chutes, sub-surface equipment and sidewalk openings, if any;

           (h) Minor variations, if any, between tax lot lines, fences, walls, shrubs, trees or driveway surfaces, and record lines of title;

           (i) All currently existing and future liens against the Premises for unpaid real estate taxes, vault charges, if any, assessments and water and sewer charges and rents not due and payable as of the date of the closing of title hereunder, subject to adjustment as provided in this Contract;

           (j) The liability of Seller or any corporate predecessor of Seller for New York State Franchise Taxes and the lien thereof, subject to the provisions of Paragraph 30(d) hereof;

           (k) Rights of tenants and other occupants of the Premises ("Tenants") under, and all terms and conditions of, all leases, subleases and other occupancy agreements of any space in or on the Premises in effect at the date hereof and at the date of the closing of title hereunder, whether or not of record, and all renewals, replacements and amendments thereof (hereinafter referred to collectively as "Leases"), provided, however, that nothing contained in this clause (k) shall be deemed to modify in any respect any other provision of this Contract relating to the Tenants or Leases, or to constitute a representation by Seller that all or any such Leases will be in effect at the date of closing;

           (l) Any financing statements, if any, on or with respect to personality filed more than five (5) years prior to the date of the closing and not renewed, or entered into by or arising from the acts of any tenant at the Premises; and

           (o) The effect of all current or future laws of the United States and the State of New York and any other governmental regulations relating to the rights and obligations of the Tenants under the Leases and the permissible rents which may be charged to or collected from them.

      45. (a) Seller agrees to give Purchaser reasonably prompt notice of any fire or other casualty occurring at the Premises between the date hereof and the date of closing, or of any actual or threatened condemnation of all or any part of the Premises of which Seller has knowledge.

           (b) If prior to the closing there shall occur (i) damage to the Premises caused by fire or other casualty the reasonably estimated cost to repair of which is One Hundred Thousand and no/100 Dollars ($100,000.00) or more, or (ii) a taking by condemnation of any material portion of the Premises, then, in either such event, Seller or Purchaser may terminate this Contract by notice given to the other within seven (7) days after Seller has given Purchaser the notice referred to in Paragraph 45(a), or at the closing, whichever is earlier, in which event the respective obligations of Seller and Purchaser shall be the same as set forth in Paragraph 30(b) in the event this Contract is terminated as the result of title being unmarketable; provided, however, that if Seller shall so terminate this Contract, Purchaser may nevertheless elect to accept title to the Premises in "as is" condition as of the date of such termination, by giving notice of such election to Seller within three (3) days after such termination. If neither party shall so terminate this Contract, or if Seller so terminates this Contract and Purchaser elects to accept title to the Premises pursuant to the preceding sentence, then the closing shall take place as herein provided, without abatement or reduction of the purchase price, and Seller shall assign to Purchaser at the closing, by written instrument, expressly made without warranty or representation by or recourse to Seller, all of Seller's interest in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such fire, casualty or condemnation, less any amount thereof theretofore expended for or required to reimburse Seller for the cost of any restoration made by or on behalf of Seller; and if Seller has so terminated this Contract and Purchaser has nevertheless so elected to accept title to the Premises, Seller shall pay to Purchaser, as an adjustment at closing, an amount equal to the applicable deductible amount, if any, under Seller's fire or casualty insurance.

           (c) If, prior to the closing, there shall occur (i) damage to the Premises caused by fire or other casualty the reasonably estimated cost to repair of which is less than One Hundred Thousand and no/100 Dollars ($100,000.00) or (ii) a taking by condemnation of any part of the Premises which is not material, then, in either such event, neither party shall have the right to terminate this Contract by reason thereof, and the obligations of Seller and Purchaser under this Contract shall remain in full force and effect; provided however, that at closing (i) Purchaser shall accept the Premises in its damaged or "as is" condition as of such date and/or subject to such taking, as the case may be, and (ii) Seller shall assign to Purchaser, by written instrument expressly made without representation or warranty by or recourse to Seller all of Seller's interest in any insurance proceeds or condemnation awards which may be payable to Seller on account of any such fire, casualty or condemnation, in each case less any amount thereof theretofore expended or required to reimburse Seller for the cost of any protective restoration made by or on behalf of Seller. Notwithstanding the foregoing, in the event of any such damage caused by fire or other casualty, Seller shall pay to Purchaser, as an adjustment at closing, an amount equal to the lesser of (x) such reasonably estimated cost of repair or (y) the applicable deductible amount, if any, under Seller's fire or casualty insurance, unless, prior to closing, Seller shall have repaired and restored the Premises at its sole cost and expense (in which case, Seller shall be entitled to retain any and all insurance proceeds).

           (d) For purposes of this Paragraph, a taking of a material part of the Premises shall mean any taking which leaves remaining a balance of the Premises which may not be economically operated for the purpose for which the Premises were operated prior to such taking, and shall include any permanent taking which results in a diminution of the aggregate of the gross rents payable under all Leases at the Premises by more than twenty percent (20%), and any taking which necessitates repairs or restoration having a reasonably estimated cost of One Hundred Thousand no/100 Dollars ($100,000.00).

           (e) Whenever, as a result of an assignment by Seller of insurance proceeds pursuant to this Paragraph, Purchaser shall be entitled to file a claim with or collect proceeds from Seller's insurer, Seller agrees to cooperate fully and promptly with Purchaser in connection therewith, to provide such information as Purchaser may reasonably request relating thereto and to execute promptly such drafts, checks, claims, releases, acquittances and the like as may be required by such insurer or as may be reasonably requested by Purchaser with respect thereto; and the obligations of Seller pursuant to this subparagraph (e) shall survive the closing.

           (f) The parties agree that the foregoing provisions of this Paragraph 45 shall apply to this Contract in lieu of the provisions of Section 5-1311 of the General Obligations Law of the State of New York.

      46. Seller is hereby authorized by Purchaser to continue any proceeding or proceedings pending for the reduction of the assessed valuation of the Premises as of the date of closing of title hereunder, and to try or settle the same in Seller's discretion, provided, however, that the refund of taxes, if any, for any tax year which is the subject of such a proceeding and for part of which Purchaser owns the Premises shall be divided between Seller and Purchaser in the same ratio as the ratio of the number of days in such tax year during which the Premises were owned by Seller to the number of days in such tax year during which the Premises were owned by Purchaser, after deducting from such refund all expenses, including counsel fees, incurred by Seller in obtaining such refund. Purchaser shall deliver to Seller, upon demand, receipted tax bills and canceled checks used in payment of such taxes and shall execute any and all consents or other documents, and do any act or thing necessary for the collection of such refund by Seller. Any refunds due for periods prior to Purchaser's ownership shall remain the property of Seller. The provisions of this Paragraph shall survive the closing of title hereunder.

      47. Purchaser acknowledges being advised by Seller that the sewage treatment plant (the "Sewer Plant") at the Premises is being upgraded in accordance with environmental requirements pursuant to SPDES Permit No. 0079499 (STP-89-01) issued by the Suffolk County Department of Health Services ("SCDOHS") and an SCDOHS Order of Consent No. UPG-89-01A dated October 26, 1992, as amended, and that Seller anticipates such upgrading will be completed before the Original Closing Date. At the closing of title (or as soon thereafter as possible, if any required governmental consents or approvals have not yet then been obtained), Seller shall transfer and assign, without representation or warranty, express or implied, all of Seller's right, title and interest in and to the Sewer Plant (including, but not limited to, any existing licenses and/or permits necessary for the operation or maintenance thereof and any contractor's or manufacturer's obligations under any construction contracts and guarantees with respect thereto, if any) to Purchaser, and Purchaser shall assume all of Seller's obligations with respect to the Sewer Plant (including, but not limited to, Seller's obligations under the terms of any such construction contracts, licenses and permits, but not including Seller's obligations to pay for any labor or materials performed or purchased with respect to the Sewer Plant prior to the date of closing ("Seller's Pre-Existing Obligations"), it being expressly agreed that Purchaser shall not be responsible for the cost of labor and/or materials incurred by Seller prior to the closing of title hereunder), from and after the date of closing. In connection with such assumption, Purchaser shall reimburse Seller at closing for any deposits made by Seller in order to obtain any such licenses or permits and, as soon as reasonably practicable after the date of closing, replace any bonds posted by Seller to obtain such licenses or franchises with bonds posted by Purchaser; Purchaser shall be entitled to an adjustment at closing in an amount equal to Seller's Pre-Existing Obligations, if any, remaining unpaid as of such date; Purchaser hereby agrees to indemnify and hold Seller harmless from and against any liability, expense, loss, cost or damage, including reasonable attorney's fees, relating to the construction, operation or maintenance of the Sewer Plant (including Seller's Pre-Existing Obligations, if any, provided that Purchaser has received an adjustment with respect thereto at closing; it being expressly acknowledged and agreed that Seller shall continue to be responsible for all other Seller's Pre-Existing Obligations) and the provisions of this subparagraph shall survive the closing of title hereunder.

      48. (a) For the purpose of this Contract, the term "net cost of title examination" or "net charge of title examination" shall mean the expense actually incurred by Purchaser for title examination plus the cost of any survey redating actually obtained or survey inspection actually made.

           (b) This Contract contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto, and may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto, their successors and assigns. The provisions of this Paragraph shall survive the closing of title hereunder.

           (c) No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

           (d) All sums paid on account of this Contract and the net cost of title examination, if any, made in connection therewith are hereby made liens on the Premises, but such liens shall not continue after default by the Purchaser under this Contract or termination of this Contract pursuant to the terms hereof.

           (e) In no event shall Seller be required to accept the check of a corporation or a partnership unless said corporation or partnership is the grantee of the Premises, nor shall Seller be required to accept an endorsed check, unless the endorser is the payee of the check and the grantee of the Premises.

           (f) This Contract shall bind and inure to the benefit of the parties hereto and their respective successors and, subject to the provisions of Paragraph 31 hereof, assigns, but shall not inure to the benefit of or be enforceable by any other person or entity.

           (g) This Contract shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

           (h) Any and all checks received or to be received hereunder in payment, or part payment, are and shall be deemed subject to collection.

      49. This sale also includes all fixtures and articles of personal property, if any, which are owned by Seller and are attached to, appurtenant to or used in connection with the Premises but only to the extent that such fixtures or articles of personal property are located at the Premises at the time of closing. Such personal property as is included in this sale is sold "as is" and, except as otherwise provided in Paragraph 51
 (i) hereof, Seller makes no representation regarding the present condition or state of title, or the condition or state of title on the date of closing, of any such fixtures or other articles of personal property. Seller acknowledges and agrees that the 1988 gray Ford pick-up truck (title and identification number 1FTEF14N9JNA40047) used at the Premises is included in this sale and shall be deemed "personal property" for the purposes of this Paragraph; that Seller shall deliver to Purchaser at closing (or as soon thereafter as reasonably practicable) the certificate of title with respect to such pick-up truck, completed to effect the transfer of title thereto to Purchaser; and that the provisions of this sentence shall survive the closing of title hereunder. Seller represents and warrants that, prior to the closing of title hereunder, Seller shall not remove from the Premises any fixtures or other items of personal property owned by Seller and used in the operation or maintenance of the Premises, unless such fixtures or items of personal property are replaced with reasonably equivalent fixtures or items of personal property.

      50. Notwithstanding any provision of this Contract to the contrary, no officer, director or shareholder of Seller shall have any personal liability under, arising out of or in connection with this Contract, the transactions contemplated by this Contract, any default or breach by Seller under this Contract or the inaccuracy of any representation or warranty set forth in this Contract, it being expressly agreed by Purchaser that no such officer, director or shareholder shall be named as a defendant by Purchaser in any action brought or claim asserted against Seller relating to this Contract or such transactions, default, breach or inaccuracy, and that any judgment against Seller in favor of Purchaser relating to this Contract or such transactions, default, breach or inaccuracy shall be levied or collected only against and collectible only out of corporate assets of Seller, and shall not be levied against or collectible out of the assets of any such officer, director or shareholder. The provisions of this Paragraph 50 shall survive the closing of title hereunder.

      51. Seller represents and warrants to Purchaser as follows as of the date of this Contract:

           (a) The rent schedule (the "Rent Roll") annexed hereto and made a part hereof as Schedule B accurately and completely sets forth the following information with respect to the Tenants under the Leases as of the dates indicated thereon: (i) the name of each Tenant and an identification of the unit occupied by such Tenant; (ii) the monthly rentals (other than arrears) actually and currently being collected from each Tenant; (iii) the amount of any security or other deposits made by each Tenant and held by Seller; and (iv) under the heading "Opening Balance", the amount of any rent arrears owed by each Tenant as of the date indicated therein.

           (b) No brokerage or leasing commissions are (and, as of the date of closing, none will be) owed or payable in the future by Seller with respect to any of the Leases;

           (c) The Leases referred to on the Rent Roll constitute all of the leases, tenancies or occupancies affecting the Premises on the date hereof, and there are no other agreements which confer upon any Tenant or any other person or entity any rights to the possession of any portion of the Premises.

           (d) No Tenant has been granted any rent concession or allowance with respect to rent payable after the date hereof.

           (e) Schedule C annexed hereto and made a part hereof sets forth all of the service and maintenance contracts and union contracts, if any, affecting the Premises or the operation thereof (the "Service Contracts").

           (f) Schedule D annexed hereto and made a part hereof sets forth all of the superintendents, porters, handymen and other similar persons (each, an "Employee" and, collectively, "Employees") employed by Seller in connection with the operation of the Premises.

           (g) Seller has not received notice from any company underwriting insurance policies covering the Premises requiring the performance of any work at the Premises which has not been completed.

           (h) Seller has not transferred any development or air rights with respect to the Premises or granted to any person or entity the right to acquire any such rights and, to the best of Seller's knowledge, no former owner of the Premises transferred or granted to any person or entity the right to acquire any such rights (other than to its successor as owner of fee title to the Premises).

           (i) All fixtures and articles of personal property, if any, included in this conveyance will at the date of closing be owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements, financing statements or other security interests of any kind (except as otherwise provided in Paragraph 44(l) hereof).

           (j) No person or entity has any right or option to acquire title to the Premises.

           (k) Seller has not presented any offering plan to the Attorney General of the State of New York or the Tenants at the Premises in connection with the proposed conversion thereof to cooperative or condominium status, and there has not been any solicitation or market test made with respect to any such proposed conversion.

      None of the representations and warranties set forth in this Paragraph (and, except as otherwise expressly indicated to the contrary, none of the representations or warranties, if any, of Seller set forth elsewhere in this Contract) shall survive the closing.

      52. (a) Seller agrees that from the date hereof until the date of closing, Seller shall:

                (i) operate and maintain the Premises, or cause the Premises to be operated and maintained, in the ordinary course of business and in a manner consistent with the practices and procedures followed by Seller prior to the date hereof, except to the extent that Seller is precluded from so doing by acts of God, fire or other casualty, storm, strikes, labor difficulties, riots, insurrection, inability to obtain materials or equipment or other similar or dissimilar events or occurrences beyond the control of Seller;

                (ii) cause all fire and extended coverage and other insurance policies currently in effect with respect to the Premises (or renewal or replacement policies of like coverage and like amounts or limits) to be kept in full force and effect through and including the date of closing;

                (iii) not increase the compensation payable to hourly or salaried Employees, except (x) if Purchaser has given its prior written consent to such increase, which consent shall not be unreasonably withheld or delayed, or (y) pursuant to any contracts in effect at the date hereof or any industry- or owners' association-wide collective bargaining agreements becoming effective after the date hereof, or (z) in accordance with the usual past practice of Seller;

                (iv)  not engage any new hourly or salaried
 employees for employment at the Premises, except as required to replace existing Employees and any such new employees shall be employed for compensation not greater than required by any applicable union contract or, if there is no such applicable union contract, at such compensation as to which Purchaser shall have given its prior written consent, which consent shall not be unreasonably withheld or delayed;

                (v) not enter into any Service Contracts (other than employment agreements or union contracts in accordance with clauses (iii) and (iv) of this subparagraph (a)) except for (x) renewals or extensions of existing Service Contracts at the then-prevailing rates of compensation provided each such renewal or extension may be canceled by Seller or its successors on not more than thirty (30) days' prior written notice, or (y) any other service or maintenance contracts entered into in the ordinary course of business provided each such contract may be canceled by Seller or its successors on not more than thirty (30) days' prior written notice, or (z) any other service or maintenance contracts to which Purchaser shall have given its prior written consent, which consent shall not be unreasonably withheld or delayed;

                (vi) cause any management agreement with respect to the Premises, if any, to be terminated on or before the date of closing; and

                (vii)  execute and deliver to Purchaser all
 written consents or authorizations as may be necessary, in the reasonable opinion of Purchaser or its counsel, to make a search of the records of any Federal, State or City agency having jurisdiction relating to the Premises in order to verify any warranties or representations made herein by Seller or any information relating to the Premises or the tenancies thereof that are set forth in this Contract.

           (b) Seller and Purchaser agree that if any apartment at the Premises is vacant at the date hereof or becomes vacant after the date hereof and prior to the date of closing, Seller will not enter into any new lease for such vacant apartment, unless (i) at a rent not less than the prevailing rent then being charged for similar apartments at the Premises, and for a term not longer than two (2) years, or (ii) Purchaser has given its prior written consent to the terms of such new lease, which consent Purchaser agrees not unreasonably to withhold or delay. It is also understood and agreed that Seller shall not modify any existing Lease to reduce the rent payable thereunder or to shorten the term thereof, after the date hereof and prior to the date of closing, unless Purchaser has given its prior written consent to the terms of such modification, renewal or extension, which consent Purchaser agrees not unreasonably to withhold or delay; provided however, that nothing contained in this Contract shall be deemed to prohibit or preclude Seller from (i) renewing or modifying any existing Lease, if such renewal or modification is required by applicable law, at such rent and on such terms as may be required by applicable law, or (ii) instituting summary proceedings prior to the date of closing against any current Tenant or future Tenant who has defaulted under its Lease or any future Lease, and applying and retaining any security which may have been deposited by such Tenant in accordance with the terms of such Tenant's Lease, or applicable law (but no such security shall be so applied and retained unless such Tenant shall have vacated its apartment). Notwithstanding the foregoing, Purchaser acknowledges and agrees that: (i) Seller has no obligation to institute any such proceedings against any Tenant, and has not made and is not willing to make any representation and assumes no responsibility with respect to the continued occupancy at the Premises of any Tenant; (ii) the removal of any Tenant prior to the closing, whether voluntarily by surrender of possession, by summary proceedings or otherwise, shall not give rise to any claim or objection by Purchaser hereunder, or to any abatement or reduction in the purchase price; and (iii) it will not be an objection to title that any Tenant at the Premises is a hold-over tenant or in default under any Lease.

           (c) Seller hereby agrees that it shall permit Purchaser or its designated agents, engineer or appraiser to enter the Premises at reasonable times for reasonable periods of time on business days, for the purpose of inspecting the Premises in order to make any study or record or compilation of data required by any lending institution or for any like purpose, provided that (i) Purchaser gives reasonable prior written notice of such inspection to Seller; (ii) Purchaser or such agents, engineer or appraiser are accompanied during all such inspections by a representative of Seller; (iii) such inspection shall not impede or interfere with the normal business operation of the Premises; and (iv) such permission shall be subject to the rights of the Tenants at the Premises under the Leases and applicable law.

           (d) Purchaser covenants and agrees that prior to the closing, Purchaser (i) shall not contact any Tenant at the Premises for any reason whatsoever, either directly or indirectly by correspondence, telephone, telegraph or otherwise, with respect to the conveyance of the Premises contemplated hereby; and (ii) shall not issue any publicity or press release relating to such conveyance of the Premises.

      53. (a) At the closing, the following items shall be apportioned between the parties as of the day next preceding the closing, in accordance with the customs with respect to title closings recommended by The Real Estate Board of New York, Inc. (except where expressly otherwise provided herein):

                (i) rents and all other charges paid (including any prepaid rents) or payable by Tenants at the Premises, as, when and if collected, subject to the provisions of subparagraphs
 (b) and (c) hereof;

                (ii) real estate taxes, unmetered water charges and sewer rents levied or imposed upon the Premises on the basis of the fiscal or calendar year for which assessed. If the closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be on the basis of the tax rate for the immediately preceding period applied to the latest assessed valuation, subject to post-closing adjustment in accordance with subparagraph (f) hereof;

                (iii)  vault charges, if any;

                (iv)  charges payable under Service Contracts
 assigned to Purchaser, on the basis of the period covered by such contracts;

                (v) electricity, gas and other utility charges to the extent such charges are not directly metered to and payable by Tenants, if any, subject, however, to the provisions of subparagraph (d) hereof; and

                (vi)  such other items, if any, as may be
 expressly made the subject of apportionment under any other provisions of this Contract.

      No adjustments or apportionments shall be made between the parties except as provided in this Paragraph.

           (b) If on the date of the closing, there are past due rents or charges owed by Tenants and Seller is entitled to all or part of the same, then Purchaser agrees that with respect to the then current rentals (i.e., due with respect to the month in which the closing occurs), the first rentals and monies received by Purchaser subsequent to the date of the closing from such Tenants shall be applied: first, to the rent for the month in which the closing occurs, which payment shall be received in trust by Purchaser for the account of Seller in payment of such rents and Seller's share of which, determined in accordance with Paragraph 53(a) (i) hereof, will be remitted by Purchaser to Seller forthwith; then, to rents which become due after the date of closing, which shall be retained by Purchaser; and the balance, if any, to rents which became due prior to the first day of the month in which the closing occurs, which shall be remitted by Purchaser to Seller. Purchaser will make reasonable efforts (but without any obligation to institute legal proceedings in connection therewith) to collect past due rents, if any, for the account of Seller and any such rents, if received, shall be received in trust by Purchaser for the account of Seller and will be remitted by Purchaser to Seller forthwith. Any past due rents not so collected by Purchaser within the period of one hundred twenty (120) days following the date of the closing shall be reassigned to Seller so that Seller may pursue such remedies for collection thereof, for Seller's own account, as Seller may deem advisable.

           (c) If there are any additional rents or charges (e.g., percentage rent, real estate taxes, insurance, operating expenses or other such charges) not yet due or payable by Tenants but attributable in whole or in part to the period prior to the date of closing, then Purchaser agrees that when the same are received by Purchaser subsequent to the date of the closing from such Tenants, the same shall be received in trust by Purchaser for the account of Seller in payment of such additional rents and such portion thereof as is attributable to the period prior to the date of closing will be remitted by Purchaser to Seller forthwith. Purchaser will make reasonable efforts (but without any obligation to institute legal proceedings in connection therewith) to collect such additional rents, if any, for the account of Seller.

           (d) Seller shall cause all water, electricity, gas and other utility meters to be read on the day preceding the date of closing, or as close thereto as may be reasonably possible, and shall pay all bills rendered as a result of such readings. The cost of such utilities for the period, if any, between the date of the meter reading and the date of closing shall be adjusted on the basis of the most recently issued bill therefor. If Seller does not obtain such a meter reading for any such utility, the adjustment therefor shall be on the basis of the most recently issued bill therefor, subject to post-closing adjustment in accordance with subparagraph (f) hereof. At the closing, Purchaser shall reimburse Seller in an amount equal to all deposits, if any, made by Seller with any utility company which will remain on deposit for the benefit of Purchaser subsequent to the closing.

           (e) The amount of any unpaid taxes, water charges and sewer rents which Seller is obligated to pay and discharge, with the interest and penalties thereon to a date not more than two
 (2) business days after the date of closing, may, at the option of Seller, be allowed to Purchaser as a reduction of the purchase price, provided official bills therefor with interest and penalties thereon figured to said date, are furnished by Seller at the closing.

           (f) To the extent that any of the prorations made upon the date of closing pursuant to this Paragraph are based upon estimates of payments to be made and/or expenses to be incurred by Purchaser subsequent to the date of closing, or have been erroneously made, Seller and Purchaser agree to adjust such prorations promptly upon receipt by Seller or Purchaser, as the case may be, of bills or other documentation setting forth the actual and/or correct amount of such expenses. The provisions of this Paragraph shall survive the closing.

           (g) In addition to the other adjustments and apportionments set forth in this Paragraph, Purchaser shall be entitled to the following adjustments at closing:

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

                (i)  The adjustment, if any, with respect to
 Seller's Pre-Existing Obligations pursuant to Paragraph 47 hereof;

                (ii) An adjustment of $640.00 with respect to each common hallway at the Premises which has not been painted within two (2) prior to the date of closing;

                (iii) An adjustment of $180.00 with respect to each vacant one-bedroom apartment at the Premises which has not been painted since such apartment became vacant;

                (iv) An adjustment of $300.00 with respect to each vacant one-bedroom apartment at the Premises in which the floors have not been sanded and polyurethaned since such apartment became vacant;

                (v) An adjustment of $240.00 with respect to each vacant two-bedroom apartment at the Premises which has not been painted since such apartments became vacant; and

                (vi) An adjustment of $350.00 with respect to each vacant two-bedroom apartment at the Premises in which the floors have not been sanded and polyurethaned since such apartment became vacant.


      54. (a) In connection with the conveyance of the Premises by Seller to Purchaser, Seller shall deliver to Purchaser at the closing:

                (i)  [Intentionally omitted];

                (ii) an instrument duly executed and acknowledged by Seller, in which Seller assigns to Purchaser all of Seller's right, title and interest as landlord, in, to and under all Leases or future leases in effect as of the date of closing, which instrument shall contain no representations or warranties, express or implied;

                (iii)  an instrument duly executed and
 acknowledged by Seller in which Seller assigns to Purchaser all of Seller's right, title and interest under the Service Contracts in effect as of the date of closing, if any, a schedule of which shall be annexed thereto, which instrument shall contain no representations or warranties, express or implied;

                (iv) an instrument duly executed and acknowledged by Seller in which Seller assigns to Purchaser all of Seller's right, title and interest in and to all security and similar deposits made by Tenants pursuant to the terms of their Leases, a schedule of which shall be annexed thereto, which instrument shall contain no representations or warranties, express or implied. Seller shall, at its option, either deliver therewith a good certified or official bank check to Purchaser's order in the aggregate amount of such deposits, including accrued interest, if any, which would be due to Tenants, if such deposits were withdrawn on the date of closing, or make arrangements to transfer the accounts in which such deposits are maintained to Purchaser (in either case, less any permissible administrative expenses, the aggregate amount of which shall, in the case of a transfer of accounts, be apportioned as of the date of closing);

                (v) an instrument duly executed and acknowledged by Seller in which Seller assigns to Purchaser, to the extent transferable and in effect on the date of closing, all of Seller's right, title and interest in and to all existing licenses and permits held by Seller and relating to Seller's ownership or operation of the Premises (but expressly without warranty or representation by Seller that it has any rights in the foregoing which are transferable), which assignment may be general in nature;

                (vi) a form letter, addressed to the Tenants and executed by Seller, advising such Tenants of the conveyance of the Premises and the transfer of their security and similar deposits to Purchaser, directing them to pay rent to a person and at an address designated by

 Purchaser and containing such other
 information as may be required in accordance with New York law;

                (vii)  all records and files relating to the
 operation and maintenance of the Premises in Seller's possession or under Seller's control. Such records and files shall include (to the extent available) but not be limited to counterparts of the Leases and Service Contracts and a copy of any transferable permits or licenses;

                (viii)  all other instruments and documents,
 including a statement of adjustments, to be executed, acknowledged where appropriate and/or delivered by Seller to Purchaser pursuant to any of the other provisions of this Contract; and

                (ix) any and all keys to the Premises in Seller's possession.

           (b) In connection with the conveyance of the Premises by Seller to Purchaser, Purchaser shall deliver to Seller or the Title Company, as the case may be, the following:

                (i)  an instrument or counterparts of the
 instrument described in clause (ii) of subparagraph (a) hereof, duly executed and acknowledged by Purchaser, in which Purchaser assumes and agrees to observe and perform all of the obligations of Seller under the Leases described in said clause which arise on and after the date of closing and to indemnify Seller in respect thereof;

                (ii)  an instrument or counterparts of the
 instrument described in clause (iii) of subparagraph (a) hereof, duly executed and acknowledged by Purchaser, in which Purchaser assumes and agrees to observe and perform all of the obligations of Seller under the Service Contracts described in said clause, if any, which arise on and after the date of closing and to indemnify Seller in respect thereof;

                (iii)  an instrument or counterparts of the
 instrument described in clause (iv) of subparagraph (a) hereof, duly executed and acknowledged by Purchaser, in which Purchaser acknowledges receipt of, and agrees to indemnify Seller, from and after the date of closing, in respect of, the deposits assigned to Purchaser pursuant to said clause;

                (iv) if Purchaser is a partnership, a certificate executed by a general partner of Purchaser certifying that such general partner has been duly authorized by all requisite partnership action to enter into the within transaction, and to execute, acknowledge and deliver on behalf of Purchaser this Contract and the documents contemplated hereby (and if such general partner shall be a corporation, that all required corporate actions, including consents of shareholders, if required, necessary to authorize the execution and delivery of this Contract and the other documents contemplated hereby, shall have been performed and obtained), together with a copy of Purchaser's Certificate and/or Agreement of Limited Partnership evidencing the authority of the general partner, certified as true, correct and complete by said general partner;

                (v) if Purchaser is a corporation, certified resolutions of the Board of Directors of Purchaser and, if required, consent of the shareholders of Purchaser, authorizing the purchase of the Premises by Purchaser and the execution and delivery of this Contract and the other documents contemplated hereby and such other proof of Purchaser's right, power and authority to acquire the premises from Seller on the terms and conditions of this Contract as Seller may reasonably require; and

                (vi)  all other instruments and documents,
 including a statement of adjustments, to be executed, acknowledged where appropriate and/or delivered by Purchaser to Seller and Purchaser shall pay or cause to be paid to Seller all sums of money to which Seller may be entitled pursuant to any of the other provisions of this Contract.


                               LAKE GROVE ASSOCIATES CORP.
                                                    (Seller)



                               By:    /s/ Allan Green
                                      -------------------

                               Name:  Allan Green

                               Title: President


                               HOME PROPERTIES OF NEW YORK, L.P.
                                     (Purchaser)
                               BY:   Home Properties of New York, Inc.,
                                     a general partner



                               By:    /s/ Norman Leenhouts
                                      --------------------

                               Name:  Norman Leenhouts

                               Title: Chairman

 ESCROW AGENT:

 /s/ Miles A. Epps
 -----------------
 MILES A. EPPS

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